FOR IMMEDIATE RELEASE:	CONTACT:	Robert K. Chapman,
JANUARY 28, 2011		President and Chief Executive Officer
United Bancorp, Inc.
734-214-3801

UNITED BANCORP, INC. ANNOUNCES UNAUDITED FOURTH
QUARTER AND FULL YEAR 2010 RESULTS

Company reports second consecutive profitable quarter

Successfully completed common stock offering

Continued improvement in credit quality trends

Continued strong core earnings

ANN ARBOR, MI – United Bancorp, Inc. (UBMI.ob) reported consolidated net income of $484,000, or $0.03 per share of common stock, for the fourth quarter of 2010, compared to a consolidated net loss of $482,000, or $0.15 per share, for the fourth quarter of 2009. The Company’s net loss for the twelve months ended December 31, 2010 was $2.80 million, or $0.72 per share, improving from a net loss of $8.83 million, or $1.93 per share, for the same period of 2009, which included a goodwill impairment charge of $2.44 million, or $0.48 per share net of tax, in the first quarter of 2009.

In the fourth quarter of 2010, the Company successfully completed a common stock offering, achieved improving credit quality trends, and recorded its second consecutive profitable quarter following several quarters of net losses. Robert K. Chapman, President and Chief Executive Officer, commented, “We are very pleased to achieve these three significant milestones during the most recent quarter, as we continue to work to improve our financial situation.”

Nonperforming loans and nonperforming assets at the end of 2010 were at their lowest levels since the second quarter of 2009. The Company’s provision for loan losses was $3.55 million in the fourth quarter of 2010 compared with $5.30 million for the fourth quarter of 2009. Nonperforming loans of $27.1 million at December 31, 2010 were down 8.5% from September 30, 2010 and were 14.5% lower than December 31, 2009 levels. United’s allowance for loan losses coverage of nonperforming loans at December 31, 2010 improved to 87.8%, up from 79.3% at September 30, 2010 and 63.2% at December 31, 2009. The Company’s allowance as a percentage of loans at December 31, 2010 was 4.02%, compared to 3.89% at the end of the third quarter of 2010 and 3.08% at the end of 2009.

In addition to improvements in credit quality, the Company achieved strong financial performance in the areas of net interest income, noninterest income and expense control. Chapman noted that all four of United’s business lines -- banking, wealth management, mortgage and structured finance -- made solid contributions to the Company’s fourth quarter 2010 profitability.

Results of Operations

The Company achieved consolidated net income of $484,000 in the fourth quarter of 2010, as a result of strong pre-tax, pre-provision income. United’s pre-tax, pre-provision ROA (“PTPP ROA”) for the fourth quarter 2010 was 1.88%, unchanged from the fourth quarter of 2009. PTPP ROA for the twelve month period ended December 31, 2010 of 1.70% was improved from 1.67% for the twelve month period ended December 31, 2009. The Company’s net loss for 2010 of $2.797 million was an improvement from the net loss of $8.833 million incurred during 2009.

Net interest income for 2010 was 1.4% lower than achieved in 2009, as earning assets have declined. At the same time, the Company’s net interest margin continued to be very stable in spite of a decline in loan balances and continued elevated levels of short-term liquid assets. United’s net interest margin of 3.81% for the quarter ended December 31, 2010 was unchanged from the fourth quarter of 2009, and full year 2010 net interest margin of 3.79% was substantially unchanged from 3.80% for all of 2009.

Noninterest income for the most recent quarter improved by 13.2% from the fourth quarter of 2009, due primarily to a 36.2% increase in income from loan sales and servicing, driven by strong residential mortgage refinancing business and SBA loan sales generated by the Company’s structured finance business. Wealth management revenues for the fourth quarter of 2010 increased 10.2% over the same period of 2009, and improved by 11.0% in 2010 compared to 2009. For the full year, noninterest income was down 3.6% in 2010 compared to 2009, in part from lower deposit service charges, fee income and income from loan sales and servicing.

While total noninterest expenses in the fourth quarter of 2010 were up 3.4% compared to the same period in 2009, they declined 3.4% for all of 2010 compared to 2009, when excluding the first quarter 2009 goodwill impairment charge. Several categories of expenses were lower in 2010 than in 2009, reflecting cost containment and reduction measures. Although professional fees and expenses related to nonperforming loans remain at elevated levels, each of those categories of expense declined in the fourth quarter of 2010 compared to the same period of 2009.

The Company’s provision for loan losses of $3.55 million for the fourth quarter of 2010 was down from $5.3 million for the fourth quarter of 2009. Provision expense of $20.15 million for the twelve months of 2010 was 21.8% lower than the provision expense of $25.77 million for the same period of 2009. As has been the case for the last four quarters, the Company’s provision for loan losses has exceeded net charge offs.

Balance Sheet

Total consolidated assets of the Company were $862.6 million at December 31, 2010, down 5.1% from $909.3 million at December 31, 2009. Gross portfolio loans have declined in 2010 as a result of slowing loan demand, charge-offs and the Company’s effective use of loan sales and servicing to mitigate credit and interest rate risk. The Company generally sells its fixed rate long-term residential mortgages on the secondary market, and retains adjustable rate mortgages in its loan portfolio. While the Company’s portfolio loans have declined by $58.1 million, or 8.9% since December 31, 2009, the balance of loans serviced for others has increased by $132.6 million, or 25.4%, during the same time period.

The Company continued to hold elevated levels of investments, federal funds sold and cash equivalents in order to protect the balance sheet during this prolonged period of economic uncertainty. United’s balances in federal funds sold and other short-term investments were $95.6 million at December 31, 2010, compared to $115.5 million at December 31, 2009. Short-term investments increased to $95.6 million at December 31, 2010 from $80.1 million at September 30, 2010, with the increase resulting in part from the uninvested portion of proceeds from the Company’s successful common stock offering in December, 2010.

United generally did not replace maturing wholesale deposits in 2010, resulting in a reduction in deposit balances. Total deposits of $733.4 million at December 31, 2010 were down $6.5 million during the fourth quarter of 2010, and have decreased by $48.8 million, or 6.2% over the past twelve months. The majority of the Bank’s deposits are derived from core client sources, relating to long-term relationships with local individual, business and public clients. Public clients include local government and municipal bodies, hospitals, universities and other educational institutions. As a result of its strong core funding, the Company’s cost of deposits was 1.13% for all of 2010, down from 1.60% for 2009.

Asset Quality

The Company’s ongoing proactive efforts to resolve nonperforming loans have contributed to the Company’s improving credit quality trends of the past few quarters. Within the Company’s loan portfolio, $27.1 million of loans were considered nonperforming at December 31, 2010, compared to $31.7 million as of December 31, 2009 and $29.6 million at September 30, 2010. Total nonperforming loans as a percent of total portfolio loans moved from 4.87% at the end of 2009 and 4.90% at September 30, 2010, to 4.57% at December 31, 2010. For purposes of this presentation, nonperforming loans consist of nonaccrual loans and accruing loans that are past due 90 days or more and exclude accruing restructured loans. Balances of accruing restructured loans at September 30 and December 31, 2010 were $17.2 million and $19.4 million, respectively.

The Company’s ratio of allowance for loan losses to total loans at December 31, 2010 was 4.02%, and covered 87.8% of nonperforming loans, compared to 3.08% and 63.2%, respectively, at December 31, 2009. The Company’s allowance for loan losses increased by $3.8 million from December 31, 2009 to December 31, 2010. Net charge-offs during the fourth quarter of 2010 were $3.3 million, down from $11.3 million for the fourth quarter of 2009. For all of 2010, net charge-offs of $16.4 million were 31.9% below the $24.1 million charged off in 2009.

Capital Management

In December, 2010, the Company closed its previously announced public offering of 7,583,800 shares of common stock. The net proceeds to the Company, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $17.1 million. At December 31, 2010, the Company’s Tier 1 capital ratio was 10.40%, its ratio of total capital to risk-weighted assets was 16.46% and its tangible common equity ratio was 8.50%.

The Company contributed $10 million of the net proceeds of the offering to the capital of United Bank & Trust (the “Bank”) to increase the Bank's capital and regulatory capital ratios. As a result of the additional capital, the Bank was in compliance with the capital requirements of its Memorandum of Understanding with the FDIC and the Michigan Office of Financial and Insurance Regulation at December 31, 2010. At December 31, 2010, the Bank’s Tier 1 capital ratio was 9.36%, and its ratio of total capital to risk-weighted assets was 14.91%.

About United Bancorp, Inc.

United Bancorp, Inc. is a community based financial services company that strives to provide financial solutions to the markets and clients that we serve based on their unique circumstances and needs. We provide our services through the Bank's system of sixteen banking offices, one trust office, and 20 automated teller machines, located in Washtenaw, Lenawee and Monroe Counties, Michigan. For more information, visit the company’s website at www.ubat.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and United Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as “improve,” “continue,” “ongoing,” “trend” and variations of such words and similar expressions. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to credit quality trends and measures, future capital levels, and future profitability levels.

Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including mortgage servicing rights and deferred tax assets) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability to improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and on United Bancorp, Inc., specifically, are also inherently uncertain. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“risk factors”) that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. United Bancorp, Inc. undertakes no obligation to update, clarify or revise forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in “Item 1A – Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2009, in our Pre-Effective Amendment No. 3 to Form S-1 Registration Statement filed with the Commission on December 10, 2010 under the heading “Risk Factors”, and in “Part II, Item 1A – Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Non-GAAP Financial Information

This press release includes disclosures about our pre-tax, pre-provision income and return on average assets. These disclosures are non-GAAP financial measures. For additional information about our pre-tax, pre-provision income and return on average assets, please see the unaudited consolidated financial statements that follow.

Unaudited Consolidated Financial Statements Follow.

United Bancorp, Inc. and Subsidiary
Comparative Consolidated Balance Sheet Data (Unaudited)

Dollars in thousands	Dec. 31,	Sep. 30,	Change		Dec. 31,	Change
Period-end Balance Sheet	2010	2010	$	%	2009	$	%
Assets
Cash and due from banks	$10,623	$14,761	$(4,138)	-28.0%	$10,047	$576	5.7%
Interest bearing bal. with banks	95,599	80,053	15,546	19.4%	115,247	(19,648)	-17.0%
Federal funds sold	-	-	-	0.0%	295	(295)	-100.0%
Total cash & cash equivalents	106,222	94,814	11,408	12.0%	125,589	(19,367)	-15.4%

Securities available for sale	124,544	109,489	15,055	13.8%	92,146	32,398	35.2%
FHLB Stock	2,788	2,992	(204)	-6.8%	2,992	(204)	-6.8%
Loans held for sale	10,289	15,674	(5,385)	-34.4%	7,979	2,310	29.0%

Portfolio loans
Personal	108,544	110,691	(2,147)	-1.9%	110,702	(2,158)	-1.9%
Business	392,577	403,404	(10,827)	-2.7%	447,336	(54,759)	-12.2%
Residential mortgage	90,864	90,189	675	0.7%	92,015	(1,151)	-1.3%
Total portfolio loans	591,985	604,284	(12,299)	-2.0%	650,053	(58,068)	-8.9%
Allowance for loan losses	23,783	23,491	292	1.2%	20,020	3,763	18.8%
Net loans	568,202	580,793	(12,591)	-2.2%	630,033	(61,831)	-9.8%

Premises and equipment, net	11,241	11,443	(202)	-1.8%	12,332	(1,091)	-8.8%
Bank owned life insurance	13,391	13,279	112	0.8%	12,939	452	3.5%
Other assets	25,944	24,184	1,760	7.3%	25,318	626	2.5%
Total Assets	$862,621	$852,668	$9,953	1.2%	$909,328	$(46,707)	-5.1%

Liabilities
Deposits
Non-interest bearing	$113,206	$100,381	$12,825	12.8%	$99,893	$13,313	13.3%
Interest bearing	620,792	640,121	(19,329)	-3.0%	682,908	(62,116)	-9.1%
Total deposits	733,998	740,502	(6,504)	-0.9%	782,801	(48,803)	-6.2%
Short term borrowings	1,234	1,625	(391)	-24.1%	-	1,234	100.0%
FHLB advances outstanding	30,321	30,339	(18)	-0.1%	42,098	(11,777)	-28.0%
Other liabilities	3,453	2,807	646	23.0%	3,562	(109)	-3.1%
Total Liabilities	769,006	775,273	(6,267)	-0.8%	828,461	(59,455)	-7.2%

Shareholders' Equity	93,615	77,395	16,220	21.0%	80,867	12,748	15.8%
Total Liabilities and Equity	$862,621	$852,668	$9,953	1.2%	$909,328	$(46,707)	-5.1%

		Fourth Quarter			Year to Date
Average Balance Data		2010	2009	% Change	2010	2009	% Change
Total loans		$612,534	$679,090	-9.8%	$634,678	$693,066	-8.4%
Earning assets		818,646	870,253	-5.9%	834,642	848,049	-1.6%
Total assets		863,555	904,218	-4.5%	874,768	883,711	-1.0%
Deposits		747,188	777,938	-4.0%	757,236	752,020	0.7%
Shareholders' Equity		79,808	81,913	-2.6%	79,544	84,333	-5.7%

Asset Quality
Net charge offs		$3,258	$11,282	-71.1%	$16,387	$24,061	-31.9%
Non-accrual loans		26,495	26,188	1.2%
Non-performing loans		27,078	31,662	-14.5%
Non-performing assets		31,381	34,465	-8.9%
Nonperforming loans/total loans		4.57%	4.87%	-6.1%
Nonperforming assets/total assets		3.64%	3.79%	-4.0%
Allowance for loan loss/total loans		4.02%	3.08%	30.4%
Allowance/nonperforming loans		87.8%	63.2%	38.9%

United Bancorp, Inc. and Subsidiary
Comparative Consolidated Income Statement and Performance Data (Unaudited)

Dollars in thousands except per share data	Three months ended Dec. 31,			Twelve months ended Dec. 31,
Consolidated Income Statement	2010	2009	% Change	2010	2009	% Change
Interest Income
Interest and fees on loans	$8,744	$10,104	-13.5%	$36,411	$40,379	-9.8%
Interest on investment securities	765	790	-3.2%	3,124	3,234	-3.4%
Interest on fed funds sold & bank balances	58	61	-4.9%	235	153	53.6%
Total interest income	9,567	10,955	-12.7%	39,770	43,766	-9.1%

Interest Expense
Interest on deposits	1,526	2,356	-35.2%	7,353	10,402	-29.3%
Interest on short term borrowings	21	-	100.0%	144	-	100.0%
Interest on FHLB advances	285	419	-32.0%	1,190	1,849	-35.6%
Total interest expense	1,832	2,775	-34.0%	8,687	12,251	-29.1%
Net Interest Income	7,735	8,180	-5.4%	31,083	31,515	-1.4%
Provision for loan losses	3,550	5,300	-33.0%	20,150	25,770	-21.8%
Net Interest Income After Provision	4,185	2,880	45.3%	10,933	5,745	90.3%

Noninterest Income
Service charges on deposit accounts	555	655	-15.3%	2,191	2,731	-19.8%
Trust & Investment fee income	1,191	1,081	10.2%	4,518	4,070	11.0%
Gains (losses) on securities transactions	-	(11)	-100.0%	31	(24)	-229.2%
Income from loan sales and servicing	2,081	1,528	36.2%	6,351	6,689	-5.1%
ATM, debit and credit card fee income	505	475	6.3%	1,940	2,174	-10.8%
Income from bank-owned life insurance	111	123	-9.8%	451	493	-8.5%
Other income	110	171	-35.7%	816	766	6.5%
Total noninterest income	4,553	4,022	13.2%	16,298	16,899	-3.6%

Noninterest Expense
Salaries and employee benefits	4,724	4,269	10.7%	17,217	17,904	-3.8%
Occupancy and equipment expense	1,278	1,276	0.2%	5,207	5,255	-0.9%
External data processing	307	313	-1.9%	1,206	1,590	-24.2%
Advertising and marketing expenses	136	33	312.1%	610	605	0.8%
Attorney & other professional fees	191	346	-44.8%	1,561	1,183	32.0%
Director fees	60	68	-11.8%	325	404	-19.6%
Expenses relating to ORE property	450	301	49.5%	1,698	1,797	-5.5%
FDIC Insurance premiums	401	620	-35.3%	1,806	1,954	-7.6%
Goodwill impairment	-	-	0.0%	-	3,469	-100.0%
Other expense	678	727	-6.7%	2,867	2,955	-3.0%
Total noninterest expense	8,225	7,953	3.4%	32,497	37,116	-12.4%
Income (Loss) Before Federal Income Tax	513	(1,051)	NM	(5,266)	(14,472)	-63.6%
Federal income tax (benefit)	29	(569)	NM	(2,469)	(5,639)	-56.2%
Net Income (Loss)	$484	$(482)	NM	$(2,797)	$(8,833)	-68.3%

Performance Ratios
Return on average assets	0.22%	-0.21%		-0.32%	-1.00%
Return on average equity	2.41%	-2.34%		-3.52%	-10.47%
Pre-tax, pre-provision ROA (1) (2)	1.88%	1.88%	0.1%	1.70%	1.67%	1.8%
Net interest margin (FTE)	3.81%	3.81%	-0.1%	3.79%	3.80%	-0.3%
Efficiency ratio	66.3%	63.9%	3.7%	67.8%	75.5%	-10.2%

Common Stock Performance
Basic & diluted earnings (loss) per share (3)	$0.03	$(0.15)		$(0.72)	$(1.93)
Dividends per share	0.00	0.00	0.0%	0.00	0.02	-100.0%
Dividend payout ratio	0.0%	0.0%	0.0%	0.0%	NA	0.0%
Book value per share				$5.79	$11.98	-51.7%
Tangible book value per share				5.79	11.98	-51.7%
Market value per share (4)				3.50	5.25	-33.3%

United Bancorp, Inc. and Subsidiary
Trends of Selected Consolidated Financial Data (Unaudited)

Dollars in thousands except per share data	2010				2009
Balance Sheet Data	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Period-end:
Portfolio loans	$591,985	$604,284	$622,812	$634,014	$650,053
Total loans	602,274	619,958	641,395	644,245	658,032
Allowance for loan losses	23,783	23,491	23,362	21,351	20,020
Earning assets	825,205	812,492	808,546	858,667	868,712
Total assets	862,621	852,668	849,111	900,790	909,328
Deposits	733,998	740,502	730,204	781,936	782,801
Shareholders' Equity	93,615	77,395	76,397	79,829	80,867
Average:
Total loans	$612,534	629,067	$642,702	$654,936	$679,090
Earning assets	818,646	807,964	832,478	865,738	870,253
Total assets	863,555	846,756	878,427	909,196	904,218
Deposits	747,188	732,339	763,731	787,294	777,938
Shareholders' Equity	79,808	77,597	79,945	81,072	81,913

Income Statement Summary
Net interest income	$7,735	7,964	$7,677	$7,708	$8,180
Non-interest income	4,553	4,812	3,709	3,224	4,022
Non-interest expense	8,225	8,315	8,298	7,659	7,953
Pre-tax, pre-provision income (1) (2)	4,063	4,461	3,088	3,273	4,249
Provision for loan losses	3,550	3,150	8,650	4,800	5,300
Federal income tax	29	284	(2,063)	(719)	(569)
Net income (loss)	484	1,027	(3,499)	(809)	(482)
Basic & diluted income (loss) per share (3)	$0.03	$0.14	$(0.74)	$(0.21)	$(0.15)

Performance Ratios and Liquidity
Return on average assets	0.22%	0.47%	-1.60%	-0.36%	-0.21%
Return on average common equity	2.41%	5.25%	-17.56%	-4.05%	-2.34%
Pre-tax, pre-provision ROA (1) (2)	1.88%	2.08%	1.41%	1.44%	1.88%
Net interest margin (FTE)	3.81%	3.97%	3.76%	3.69%	3.81%
Efficiency ratio	66.3%	64.5%	72.1%	69.0%	63.9%
Ratio of loans to deposits	80.7%	81.6%	85.3%	81.1%	83.0%

Asset Quality
Net charge offs	$3,258	3,021	$6,639	$3,469	$11,282
Non-accrual loans	26,495	27,680	30,319	29,712	26,188
Non-performing loans	27,078	29,606	31,876	31,642	31,662
Non-performing assets	31,381	33,292	34,956	34,995	34,465
Nonperforming loans/portfolio loans	4.57%	4.90%	5.12%	4.99%	4.87%
Nonperforming assets/total assets	3.64%	3.90%	4.12%	3.88%	3.79%
Allowance for loan loss/portfolio loans	4.02%	3.89%	3.75%	3.37%	3.08%
Allowance/nonperforming loans	87.8%	79.3%	73.3%	67.5%	63.2%

Market Data for Common Stock
Book value per share	$5.79	11.25	$11.05	$11.76	$11.98
Market value per share (4)
High	4.00	6.25	7.00	8.50	6.50
Low	2.65	3.65	4.50	4.35	5.00
Period-end	3.50	3.65	6.25	7.00	5.25
Period-end shares outstanding	12,667	5,083	5,083	5,072	5,066
Average shares outstanding	6,320	5,077	5,078	5,068	5,066

Quarterly data (continued)	2010				2009
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Capital and Stock Performance
Tier 1 Leverage Ratio	10.4%	8.5%	8.1%	8.4%	8.6%
Tangible common equity to total assets	8.5%	6.7%	6.6%	6.6%	6.7%
Total capital to risk-weighted assets	16.5%	13.3%	12.9%	13.4%	13.2%
Dividends per common share	$-	$-	$-	$-	$-
Dividend payout ratio	0.0%	0.0%	0.0%	0.0%	0.0%
Price/earnings ratio (TTM)	NA	NA	NA	NA	NA
Period-end common stock market price/book value	60.4%	32.5%	56.5%	59.5%	43.8%

(1)
In an attempt to evaluate the trends of net interest income, noninterest income and noninterest expense, the Company's management focuses on pre-tax, pre-provision income and return on average assets as useful and consistent measures of the Company's earning capacity. This calculation adjusts net income before tax by the amount of the Company's provision for loan losses and one-time goodwill impairment charge in 2009. While this information is not consistent with, or intended to replace, presentation under generally accepted accounting principles, it is presented here for comparison.

A reconciliation of pre-tax, pre-provision income for the years ended December 31, 2010 and 2009 follows:
	For the year ended December 31,
In thousands of dollars	2010	2009
Pre-tax, pre-provision income	$14,884	$14,767
Provision for loan losses	(20,150)	(25,770)
Goodwill impairment charge	-	(3,469)
Loss before income taxes	(5,266)	(14,472)
Income taxes	(2,469)	(5,639)
Net loss	$(2,797)	$(8,833)

(2)	Net income before provision for loan loss, goodwill impairment charge and income taxes, divided by average total assets.
(3)	As a result of a large number of shares issued in the fourth quarter of 2010, the sum of the EPS figures for the four quarters of 2010 do not equal the calculation of EPS for the full year 2010.
(4)	Market value per share is based on the last reported transaction on OTCBB before period end.